Exhibit 10.3

CIMPRESS plc

2016 PERFORMANCE EQUITY PLAN

(As assumed, amended and restated, effective December 3, 2019)

WHEREAS, on May 27, 2016, Cimpress N.V., a public company (naamloze vennootschap) incorporated under the laws of the Netherlands adopted the Cimpress N.V. 2016 Performance Equity Plan (as so adopted and amended, from time to time, in respect of periods prior to the Effective Time (as defined below), the “Cimpress N.V. Plan”).

WHEREAS, on December 3, 2019, the re-domiciliation of Cimpress N.V. from the Netherlands to Ireland pursuant to a merger by acquisition under the European Communities (Cross-Border Mergers) Regulations 2008 of Ireland (SI 157/2008), as amended, and section 2:309 and section 2:333c of the Dutch Civil Code (the “Merger”) was completed. Pursuant to the Merger: (i) Cimpress plc, a public limited company incorporated under the laws of Ireland (the “Company”), by operation of law and universal succession of title, became entitled to the assets of Cimpress N.V. and assumed the liabilities of Cimpress N.V. from the effective time of the Merger (the “Effective Time”); (ii) ordinary shares of €0.01 each (nominal value) were allotted and issued by the Company to the shareholders of Cimpress N.V., on a one-for-one basis, at the Effective Time as consideration for the transfer of the assets and liabilities of Cimpress N.V.; and (iii) Cimpress N.V. ceased to exist following completion of the Merger.

WHEREAS, in connection with the Merger, among other matters, at the Effective Time, the Cimpress N.V. Plan and all awards then outstanding under the Cimpress N.V. Plan were assumed by the Company and the Cimpress N.V. Plan was amended and restated on the terms set out herein and renamed the Cimpress plc 2016 Performance Equity Plan (the Cimpress N.V. Plan as so assumed, amended and restated at the Effective Time and as may, from time to time, be amended in respect of periods following the Effective Time, the “Plan”).

WHEREAS, save as otherwise expressly provided herein, the Plan shall apply to all awards granted prior to or following the Effective Time.

1.	Purpose

The purpose of the Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes: (i) any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors of the Company (the “Board”); and (ii) in respect of periods prior to the Effective Time, Cimpress N.V.

2.	Eligibility

All of the Company’s employees, officers and directors, including members of the Company’s Board, as well as consultants and advisors to the Company (as the terms “consultants” and “advisors” are defined and interpreted for purposes of Form S-8 under the United States Securities Act of 1933, as amended, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant”. The Plan provides for the award of performance share units as described in Section 5 (each an “Award”).

3.	Administration and Delegation

(a)    Administration by Board. The Board administers the Plan. The Board has authority to grant Awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. The Board takes all actions and makes all decisions with respect to the Plan and any Awards in the Board’s discretion, and the Board’s actions and decisions are final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board, a Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)    Delegation to Officers. Subject to any requirements of applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to eligible persons hereunder and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of Awards to be granted by such officers, the maximum number of Shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. In addition, no officer may be authorized to grant such Awards to any (1) “executive officer” of the Company (as defined by Rule 3b-7 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Company’s Board.

4.	Shares Available for Awards

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Shares. Subject to adjustment under Section 7, the Company may make Awards under the Plan for up to 6,000,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Shares”). Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares, at the sole discretion of the Board.

(2)    Share Counting. For purposes of counting the number of Shares available for the grant of Awards under the Plan under this Section 4(a), the following provisions apply:

(A)    If any Award (i) expires or is terminated, surrendered, canceled or forfeited in whole or in part (including as the result of Shares subject to such Award being redeemed by the Company at the original issuance price pursuant to a contractual redemption right) or (ii) results in any Shares not being issued, the unused Shares covered by such Award will again be available for the grant of Awards; and

(B)    Shares that a Participant delivers to the Company (whether by actual delivery or attestation) to satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) are not added back to the number of Shares available for the future grant of Awards.

(b)    Per Participant Limit. Subject to adjustment under Section 7, the maximum number of Shares with respect to which the Company may grant Awards to any Participant under the Plan is 3,000,000 per fiscal year. The Company shall construe and apply the per Participant limit described in this Section 4(b) consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Performance Share Units

(a)    General. Subject to the terms and conditions of the Plan, the Board may grant Awards of performance share units as described in the Plan (each unit, a “PSU”).

(b)    Terms and Conditions for All PSUs. The Board shall determine the terms and conditions of each Award, including the conditions for vesting, payout and forfeiture and the issue price (if any), including but not limited to performance conditions in addition to (but not in substitution of) the performance conditions set forth on Schedules 1 and/or 2. Such terms and conditions of Awards shall incorporate, among others, the terms set forth in Schedule 1 attached hereto, and the terms and conditions of Awards granted to Robert Keane (the Company’s current Chief Executive Officer) or members of the Board shall also incorporate the terms set forth in Schedule 2 attached hereto. In addition:

(1)    Settlement. Upon the satisfaction of any service-based vesting conditions and the achievement of objective, predetermined levels of the three-year moving average of the Company share price set forth in the agreement with respect to any Award, the Participant is entitled to receive from the Company with respect to each PSU the number of Shares specified in the Award agreement. Notwithstanding any other provision of this Plan, no Shares in the authorized but unissued share capital of the Company shall be issued in settlement of a PSU unless they are paid-up, on issuance, to at least their nominal value. If the Board determines that a PSU is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be

(A)    Paid-up from the exercise price (if any);

(B)    Otherwise, paid-up by the Participant;

(C)    Subject to applicable law, paid-up by the Company from distributable profits or other reserves which may be applied for that purpose; or

(D)    Subject to applicable law, paid-up by a subsidiary of the Company or by another person.

(2)    Voting and Dividend Rights. A Participant has no voting rights with respect to any PSUs and no right to receive dividends or other distributions to shareholders with respect to any PSUs, in each case until becoming a holder of the Shares issuable under the PSUs.

(3)    Fractional Shares. The Company shall not issue or deliver fractional Shares under the Plan. The Board shall determine whether cash or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

6.	Section 162(m) Provisions

(a)    Section 162(m) Committee. Notwithstanding anything to the contrary herein, only the Company’s Board may make a grant of any Award to a Covered Employee (as defined below) that is intended to qualify, in whole or in part, as “performance-based compensation” under Section 162(m), or if the Board contains any directors who are not “outside directors” as defined by Section 162(m), then a Committee of the Board composed solely of at least two outside directors may make grants of such Awards to Covered Employees. In the case of such Awards granted to Covered Employees, references to the Board are treated as referring to the Board or such a Committee. A “Covered Employee” means any person who is, or who the Board in its discretion determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(b)    Establishment of Performance Measures. The Board shall set the performance measures for any Award that is intended to qualify as “performance-based compensation” under Section 162(m) within the time period prescribed by, and otherwise in compliance with the requirements of, Section 162(m). The Board shall specify that the degree of granting, vesting and/or payout is subject to the achievement of one or more objective performance measures established by the Board that are based on the relative or absolute attainment of objective, predetermined levels of share price. Such goals may be absolute in their terms or measured against or in relationship to other companies, and may be based on the three-year moving average per share rather than on spot (daily) share prices. Such performance measures may vary by Participant and may be different for different Awards, may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and may cover such period as may be specified by the Board. However, in no case shall performance measures for Robert Keane or the Board be less stringent than those provided in Schedule 2.

(c)    Adjustments. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), the Board may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Board may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control as defined in Section 7, below.

(d)    Other. The Board has the power to impose such other restrictions on Awards intended to qualify as “performance-based compensation” under Section 162(m), as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of Section 162(m).

7.	Adjustments for Changes in Shares and Certain Other Events

(a)    For purposes of this Plan, a “Change in Control” means an event or occurrence set forth in any one or more of subsections (a)(1) or (a)(2) below, provided, however, that the event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership in a substantial portion of the assets of the Company, as defined in United States Treasury Regulations Section 1.409A-3(i)(5):

(1)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the Company’s then-outstanding ordinary shares (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a)(1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company); (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (a)(2) of this Section 7; or

(2)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business

Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately before such Business Combination, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination).

(b)    A Change in Control shall trigger a Performance Dependent Issuance as defined in Schedule 1 and, upon such a Change in Control, the PSUs that have satisfied the applicable service-based vesting conditions as of the date of the Change in Control shall be settled for the number of Shares determined per Table A on Schedule 1 for Awards granted to Participants other than Robert Keane or members of the Board or per Table B on Schedule 2 for Awards granted to Robert Keane or members of the Board. The date of the Change in Control will become the Measurement Date, as defined in Schedule 1, even if the Change in Control occurs prior to the first Measurement Date set forth in the applicable Award Agreement. The PSUs that have not satisfied the applicable service-based vesting conditions as of the Change in Control will be canceled in connection with the Change in Control in exchange for no consideration, and the Participant shall have no further rights with respect thereto.

(c)    Upon any merger, consolidation, share exchange, reincorporation or other similar transaction which is not a Change in Control, the acquiring or succeeding corporation shall assume all Awards or substitute substantially equivalent awards. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, the Company shall appropriately and proportionately adjust (or make substituted Awards, if applicable) in the manner determined by the Board (i) the number and class of securities available under the Plan, (ii) the Share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities subject to each outstanding Award, and (iv) the performance measures to which outstanding Awards are subject.

8.	General Provisions Applicable to Awards

(a)    Transferability of Awards. Except as the Board may, in its sole discretion but in compliance with all then-applicable laws and regulations including, without limitation, Section 409A of the Code and the Treasury Regulations issued thereunder, otherwise determine or provide in an Award agreement, the person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(b)    Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines (each, an “Award Agreement”). Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion. The terms of each Award need not be identical, the Board need not treat Participants uniformly, and the eligibility of an individual to receive an Award does not mean that he or she will receive an Award in any given fiscal year, or at all.

(d)    Termination of Status. Unless otherwise provided herein or in the applicable Award agreement, the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment (with or without cause) or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian, or estate or a beneficiary designated by the Participant to receive amounts due in the event of the Participant’s death may be entitled to rights under the Plan.

(e)    Withholding. The Company has the right to deduct from all Award payments any taxes, charges, levies and social insurance contributions required to be withheld in any jurisdiction with respect to such payment (“Tax” or “Taxes”). The Company may decide to satisfy the withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. The Participant shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in Awards or Shares issued pursuant to an Award. The Company shall not become liable for any Taxes as a result of the Participant’s participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company which is or may be treated as the employer of the Participant in respect of the Taxes (the “Tax Liabilities”). Pursuant to this indemnity, where necessary, the Participant shall make such arrangements, as the Company requires to meet the cost of the Tax Liabilities. Payment of withholding obligations is due before the Company will issue any Shares on vesting, satisfaction of performance criteria, or payout of an Award, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such Tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the Tax obligation, valued at their fair market value (determined by (or in a manner approved by) the Company). However, except as otherwise provided by the Board, the total Tax withholding where Shares are being used to satisfy such Tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for Tax purposes, including payroll Taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain Shares having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding Tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding Tax, the Company may retain such number of Shares (up to the number of

Shares having a fair market value equal to the maximum individual statutory rate of Tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the Tax liability associated with any Award. The Company (i) makes no representations or undertaking regarding the Tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for Taxes.

(f)    Amendment of Award. Subject to the terms of the Plan, the Board may amend, modify or terminate any outstanding Award, provided that the Participant’s consent to such action is required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the action is permitted under Section 7.

(g)    Conditions on Delivery of Shares. The Company is not obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.	Miscellaneous

(a)    No Right To Employment or Other Status. No person has any claim or right to be granted an Award under the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Shareholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or beneficiary has any rights as a shareholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company may adopt in the future.

(c)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions by adopting supplements to the Plan or in the Award agreements evidencing the Awards (in either case a “Sub-Plan”) containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. Any Sub-Plan adopted by the Board is deemed to be part of the Plan, but each Sub-Plan applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any Sub-Plan to Participants in any jurisdiction that is not the subject of such Sub-Plan.

(d)    Effective Date and Term of Plan. The Plan became effective on May 27, 2016, the date the Plan was approved by the Cimpress N.V.’s shareholders, and has a term of ten years from the date of such shareholder approval, expiring on May 27, 2026, provided that Awards granted prior to such date may extend beyond that date.

(e)    Amendment or Termination of Plan. The Board may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment is effective without the approval of the Company’s shareholders if such approval is necessary to comply with the applicable provisions of Section 162(m) or other applicable laws or stock exchange rules or regulations.

(f)    Priority of Participant Claims. The Plan is unfunded and does not create (and is not construed to create) a trust. The Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of being granted an Award under the Plan, such right (unless otherwise determined by the Board) is no greater than the right of an unsecured general creditor of the Company.

(g)    Compliance with Section 409A of the Code. This Plan is intended to be exempt from or to comply with Section 409A of the Code relating to nonqualified deferred compensation and all terms used herein shall be interpreted consistently therewith. For purposes of Section 409A of the Code, each payment payable under an Award granted hereunder is treated as separate payment. Neither the vesting nor the settlement of any Award may be accelerated or deferred unless permitted or required by Section 409A of the Code. Except as provided in an individual Award agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, the Company shall not pay such portion of the payment, compensation or other benefit before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on the New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and such New Payment Date, and shall pay any remaining payments on their original schedule. Notwithstanding the foregoing, neither the Company nor any of its officers, members of the Board, directors, employees, agents or affiliates has any liability if an Award hereunder is not exempt from or does not comply with Section 409A of the Code.

(h)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a member of the Board, director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)    Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of Ireland, excluding choice-of-law principles.

(j)    Right to Repurchase Shares. To the extent any Award granted by the Company, whether prior to, or after, the Effective Time contains a contractual right on the part of the Company to repurchase Shares, such right shall, for all purposes of the Companies Act 2014 of Ireland, as amended, constitute a right to redeem the Shares (and any relevant Shares which are issued subject to such a redemption right shall be issued as redeemable Shares without further action on the part of the Board, any Committee or any delegate of the Board).

Adopted by Cimpress N.V. on May 27, 2016

Amended by Cimpress N.V. on November 15, 2016 and November 13, 2018

Assumed, amended and restated with effect from the Effective Time by the Company’s Board on November 21, 2019

Schedule 1

Terms and conditions applicable to all Awards granted under the Plan

Each PSU represents a right to receive between 0 and 2.5 Shares upon the satisfaction of both (A) service-based vesting and (B) performance conditions relating to the compound annual growth rate (“CAGR”) of the three-year moving average daily price per Share (“3YMA”). The issuance of Shares pursuant to a PSU upon satisfaction of both conditions A and B listed below is a “Performance Dependent Issuance.”

If the Shares trade on a national securities exchange, then the Company shall use the daily closing sale prices as officially quoted (for the primary trading session) for the last three years to determine the share prices of the Shares for the purpose of calculating the 3YMA. If the Shares are not publicly traded, then the Board shall determine the method for determining the share price.

A.	Service-based Vesting

Except as the Board may otherwise determine in its discretion, each Award granted to employees will vest no faster than 25% per year over four years so long as the Participant continues to provide services to the Company as of the applicable vesting date. PSU vesting dates are the date(s) when the Participant gains the right to a future Performance Dependent Issuance with respect to the PSUs that have satisfied the service-based vesting condition, subject to achievement of the performance conditions described below.

Except as the Board may otherwise determine in its discretion, if a Participant terminates his or her employment or other service relationship with the Company or the Company terminates the Participant’s employment or other service relationship with the Company other than for cause (as defined in the applicable Award agreement), the Participant retains only those PSUs that have vested as of his or her termination date. All of the Participant’s unvested PSUs are canceled as of his or her termination date.

B.	3YMA Performance

For each Award, the Company shall calculate a baseline 3YMA as of a specified date at the time of grant (the “Baseline Date”) for the purposes of establishing the number of PSUs to be granted and establishing the baseline against which future performance is measured.

At each of the dates for measurement determined by the Board and set forth in the applicable Award Agreement (each such date, a “Measurement Date”) until such time as the Performance Dependent Issuance for that Award takes place, the Company shall measure the 3YMA. If the 3YMA CAGR on a Measurement Date, relative to the 3YMA on the Baseline Date, equals or exceeds the minimum CAGR determined by the Board and set forth in the applicable Award Agreement, then at the first such Measurement Date the Company shall issue to the Participant the number of Shares determined by multiplying the number of vested PSUs in the Award by the percentage based on the level of performance as determined by the Board and set forth in the Award Agreement.

If none of the CAGR performance goals is achieved by the final Measurement Date determined by the Board and set forth in the applicable Award Agreement, then the Award terminates and no Shares are issued with respect to the Award.

For purposes of a Change in Control, the Company shall use Table A below instead of the CAGR performance goals and multipliers to the number of PSUs set forth in the applicable Award Agreement for Participants other than Robert Keane and members of the Company’s Board (Table B on Schedule 2 applies to Robert Keane and the Board). If the actual price paid per Share to holders of the Company’s Shares in connection with the Change in Control, as reasonably determined by the Board (not the 3YMA at the date of the Change in Control), equals or exceeds the minimum CAGR set forth in Table A below as of the Measurement Date corresponding to the Change in Control relative to the 3YMA on the Baseline Date, then the Company shall issue to the Participant the number of Shares determined by multiplying the number of vested PSUs in the Award by the percentage based on the level of performance in Table A.

Table A

Applies to a Change in Control for all Participants other than Robert Keane and the Company’s Board

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
Less than 7%	0%
7 to 7.99%	75.0%
8 to 8.99%	87.5%
9 to 9.99%	100.0%
10 to 10.99%	112.5%
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined below)

The last row of Table A applies a limit (the “Variable Cap”) to the 3YMA value of the share issuance (defined as the number of Shares to be issued multiplied by the 3YMA at the Measurement Date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the Award (defined as the number of PSUs granted multiplied by the 3YMA on the Baseline Date). Therefore, in cases of a 3YMA CAGR above 25.8925%, the Variable Cap (which shall be less than 250.0%) will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of Shares issued at such time.

Schedule 2

Terms and conditions applicable to all Awards granted to Robert Keane or the Board

The terms and conditions of all Awards granted to Robert Keane or members of the Company’s Board shall incorporate the terms of Schedule 1 and this Schedule 2. For Robert Keane and the Board, Table B below sets forth the Measurement Dates, minimum CAGR performance goals, and multipliers to the number of PSUs subject to each Award:

Table B

Applies to the 6th-10th anniversaries of the Baseline Date or to a Change in Control

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined below)

The Variable Cap applicable in the last row of Table A above also applies to the last row of Table B.

The Measurement Dates of Awards granted to Robert Keane or members of the Board shall be the sixth through tenth anniversaries of the Baseline Date. If none of the CAGR performance goals is achieved by the Measurement Date corresponding to the tenth anniversary of the Baseline Date, then the Award terminates and no Shares are issued with respect to the Award.